EXHIBIT 99.1



FOR IMMEDIATE RELEASE

                       PEOPLE'S LIBERATION, INC. ANNOUNCES
             NAME CHANGE FROM CENTURY PACIFIC FINANCIAL CORPORATION,
       NEW TICKER SYMBOL "PPLB", AND EFFECTIVENESS OF REVERSE STOCK SPLIT

         LOS ANGELES, CA - JANUARY 6, 2006 - PEOPLE'S LIBERATION, INC. (FORMERLY CENTURY PACIFIC FINANCIAL CORPORATION) (OTC BB: PPLB) announced today that the name of the Company has been changed to People's Liberation, Inc. and that the Company completed a 1-for-9.25 reverse split of the Company's common stock. The post-reverse-stock-split common stock of the Company began trading January 6, 2006 on the NASD Over-The-Counter Bulletin Board under the new ticker symbol "PPLB".

ABOUT PEOPLE'S LIBERATION, INC.

         People's Liberation, Inc. designs, markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." The majority of the merchandise the Company offers consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, the Company distributes its merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Neiman Marcus, Kitson, Atrium, Fred Segal, and Intermix. Internationally, in select countries, the Company sells its products directly and through distributors to better department stores and boutiques, such as Mitsukoshi, TNT, Selfridges, and Sears (Mexico City). The Company is headquartered in Los Angeles, California.


CONTACT: Darryn Barber
         Chief Financial Officer/Chief Operating Officer
         People's Liberation, Inc.
         213-745-2123